CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-177802 to be filed with the U.S. Securities and Exchange Commission on or about the date hereof, of our report dated March 28, 2011 relating to the financial statements of Pittsburgh & West Virginia Railroad for the three years ended December 31, 2010, which is included in the Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Gibbons & Kawash A.C.
Charleston, West Virginia
November 16, 2011